As filed with the Securities and Exchange Commission on June 22, 2006

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HIBBETT SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	63-1074067
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

451 Industrial Lane
Birmingham, Alabama	35211
(Address of Principal Executive Offices)	(Zip Code)

2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN

(Full title of the plan)

Gary A. Smith

Vice President and Chief Financial Officer

Hibbett Sporting Goods, Inc.

451 Industrial Lane

Birmingham, Alabama 35211

(Name and address of agent for service)

(205) 942-4292

(Telephone number, including area code, of agent for service)

Copy to:

John S. Mitchell, Jr., Esq.

Williams Mullen, P.C.

1666 K Street, NW

Suite 1200

Washington, DC 20006

(202) 293-8117

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $.01 per share	500,000 (2)	$ 22.42	$ 11,210,000	$ 1,199.47

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the 2006 Non-Employee Director Equity Plan.

(2)

Represents shares offered or to be offered under the Hibbett Sporting Goods, Inc. 2006 Non-Employee Director Equity Plan approved by Hibbett Sporting Goods, Inc. Board of Directors on March 8, 2006 and by its shareholders on May 31, 2006. Does not include 590,625 shares of Common Stock previously registered on Registration Statement Nos. 333-21299 and 333-96755 that may no longer be issued under the prior Stock Plan for Outside Directors, as amended, together with any shares subject to awards previously granted under such plan that may be forfeited or cancelled which, upon forfeiture or cancellation, will be available for issuance under the 2006 Non-Employee Director Equity Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the reported high and low sale prices for a share of the Registrant’s common stock, as reported on the NASDAQ National Market for June 16, 2006.

EXPLANATORY NOTES

The Company hereby files this Registration Statement on Form S-8 with the Commission to register 500,000 shares of Common Stock, $.01 par value, offered or to be offered to eligible directors under the 2006 Non-Employee Director Equity Plan (the “Plan”) of Hibbett Sporting Goods, Inc. (the “Company”), from time to time at prices determined by the Company’s Board of Directors in accordance with the Plan. This registration statement also covers such indeterminate number of additional shares which may be offered and issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

Under the terms of the Plan, shares of Common Stock formerly available for issuance ("Old Plan Shares") under the Hibbett Sporting Goods, Inc. Stock Plan for Outside Directors, as amended (which has been terminated) have become available for issuance under the Plan. The Old Plan Shares were previously registered on the Company's Registration Statements on Form S-8, Registration Nos. 333-21299 and 333-96755, as amended. Such Registration Statements are incorporated herein by reference. The registration fee for the Old Plan Shares being carried forward has already been paid.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Item 1 and Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the “Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for fiscal year ended January 28, 2006, filed April 13, 2006;

(b)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 18 and June 5, 2006;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the period ended April 29, 2006, filed June 7, 2006;

(d)

All documents filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold; and

(e)

The description of the Registrant’s Common Stock contained in the Registrant’s Exchange Act registration statement on Form 8-A dated October 20, 1997, filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The information required by this item is hereby incorporated herein by this reference to the Company’s Registration on Form S-1 (Registration No. 333-36913), as amended, initially filed with the Commission on October 1, 1997.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits which immediately follows the signature pages hereto.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement,

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 22nd day of June, 2006.

HIBBETT SPORTING GOODS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary A. Smith as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of Hibbett Sporting Goods, Inc.), to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael J. Newsome	Chief Executive Officer and	June 22, 2006
Michael J. Newsome	Chairman of the Board

/s/ Gary A. Smith	Vice President and	June 22, 2006
Gary A. Smith	Chief Financial Officer

/s/ Clyde B. Anderson	Director	June 22, 2006
Clyde B. Anderson

/s/ Carl Kirkland	Director	June 22, 2006
Carl Kirkland

/s/ Ralph T. Parks	Director	June 22, 2006
Ralph T. Parks

/s/ Thomas A. Saunders, III	Director	June 22, 2006
Thomas A. Saunders, III

/s/ Alton E. Yother	Director	June 22, 2006
Alton E. Yother

INDEX OF EXHIBITS

Exhibit Number	Description

*3.1	Certificate of Incorporation of the Company (See Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 1997).
**3.2	Amendment to Certificate of Incorporation of the Company effective June 5, 2006
*3.3	By-Laws of the Company (See Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, filed on April 13, 2006).
*4.1	Form of Common Stock Certificate (See Exhibit 4.1 to Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-07023) of Hibbett Sporting Goods, Inc., filed on September 16, 1996).
**10.1	Hibbett Sporting Goods, Inc. 2006 Non-Employee Director Equity Plan
**5.1	Opinion of Williams Mullen, P.C. regarding legality of shares being issued
**23.1	Consent of Independent Registered Public Accounting Firm

**23.2	Consent of Williams Mullen, P.C. (included in Exhibit 5.1)

**24.1	Power of Attorney (included on signature page to this Registration Statement)

*	Previously filed as an exhibit to the referenced filing, which is herein incorporated by reference.

**	Filed herewith.

Exhibit 3.2

HIBBETT SPORTING GOODS, INC.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Hibbett Sporting Goods, Inc. (the “Corporation”), a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation held on March 8, 2006 a resolution was adopted in accordance with Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that the amendment be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by replacing Article Fourth thereof in its entirety such that, as amended, Article Fourth thereof reads as follows:

“ FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 81,000,000, consisting of 80,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).”

The rights, titles and preferences of the Common Stock and Preferred Stock remain unchanged.

SECOND: That thereafter, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL on May 31, 2006.

THIRD: That the stockholders of the Corporation, at such annual meeting of stockholders, voted to approve the amendment in accordance with Section 242 of the DGCL.

FOURTH: That the effective date of the amendment shall be the date of filing of this Certificate of Amendment with the Secretary of the State of Delaware.

IN WITNESS WHEREOF, Hibbett Sporting Goods, Inc. has caused this Certificate of Amendment to be executed by Michael J. Newsome, its Chairman this 31st day of May, 2006.

HIBBETT SPORTING GOODS, INC.

By:	/s/ Michael J. Newsome
Name:	Michael J. Newsome
Title:	Chairman

- END OF EXHIBIT 3.2 -

Exhibit 10.1

HIBBETT SPORTING GOODS, INC.

2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN

1. Purpose of the Plan

The purpose of the Plan is to promote the interests of the Company by attracting and retaining qualified and experienced individuals for service as Non-Employee Directors, and to motivate these individuals to exercise their best efforts on the Company’s behalf.

2. Definitions

2.1	“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit under the Plan.

2.2

“Award Agreement” means the agreement or agreements between the Company and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award, if any.

2.3	“Board” means the Board of Directors of the Company.

2.4

“Change in Control” means any of the following described in clauses (a) through (d) below: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction.

2.5	“Code” means the Internal Revenue Code of 1986, as amended.

2.6	“Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 9.

2.7	“Company” means Hibbett Sporting Goods, Inc., a Delaware corporation, and any successor thereto.

2.8

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

2.9	“Fair Market Value” as of any date shall be determined in accordance with the following rules:

(a)

If the principal market for the Common Stock is a national securities exchange or the NASDAQ Stock Market, then the “Fair Market Value” as of that date shall be the closing sale price of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on the trading day immediately preceding such date.

(b)

If sales prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service or on a reasonable basis using actual transactions in such Common Stock as reported in such market and consistently applied.

(c)

If the day is not a business day, and as a result, paragraphs (a) and (b) next above are inapplicable, the Fair Market Value of the Common Stock shall be determined as of the next earlier business day. If paragraphs (a) and (b) next above are otherwise inapplicable, then the

Fair Market Value of the Common Stock shall be determined in good faith by the Board.

2.10	“Holder” means a Non-Employee Director who receives an Award.

2.11

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Board on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant if an SAR shall not be less than Fair Market Value on the date of grant. Repricing of SARs after the date of grant is not permitted.

2.12	“1934 Act” means the Securities Exchange Act of 1934, as amended.

2.13	“Non-Employee Director” means a member of the Board who is not an employee of the Company or its subsidiaries.

2.14	“Non-Qualified Option” means an Option not intended to be an incentive stock option as defined in Section 422 of the Code.

2.15	“Option” means the right granted from time to time under Section 6 of the Plan to purchase Common Stock for a specified period of time at a stated price.

2.16	“Plan” means the Hibbett Sporting Goods, Inc. Non-Employee Director Equity Plan herein set forth, as amended from time to time.

2.17	“Restricted Stock” means Common Stock subject to a Restriction Period awarded by the Board under Section 8 of the Plan.

2.18

“Restricted Stock Units” means an Award granted pursuant to Section 9, in the amount determined by the Board, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Award Agreement entitles the holder to receive shares of Common Stock, upon the lapse of any Restriction Period.

2.19

“Restriction Period” means the period during which an Award of Restricted Stock awarded under Section 8 of the Plan or an Award of a Restricted Stock Unit awarded under Section 9 of the Plan is subject to forfeiture and is non-transferable. The Restriction Period shall not lapse with respect to any Restricted Stock or Restricted Stock Unit until any and all conditions, imposed under this Plan or under the Award Agreement, have been satisfied.

2.20

“SAR” means an Award granted pursuant to Section 7, in an amount to be determined by the Board, that in accordance with the terms of an Award Agreement entitles the Holder to receive, with respect to each share of Common stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

3. Eligibility

All Non-Employee Directors are eligible to receive grants of Awards under the Plan.

4. Administration and Implementation of Plan

4.1

The Plan shall be administered by the Board, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Non-Employee Directors to whom Awards will be granted, in determining whether, and to what extent, Awards may be transferable by the Holder, in determining the amount and type of Awards to be granted to each such Non-Employee Director, in determining the terms and conditions of Awards granted under the Plan and in determining the terms of the Award Agreements that will be entered into with Holders. Any interpretation by the Board of the terms and provisions of the Plan and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive for all purposes and upon all Holders.

4.2	The Board’s powers shall also include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, or some combination thereof; to determine whether a Change in control of the Company has occurred; and to determine, in accordance with Section 10, the effect, if any, of a Change in Control of the Company upon outstanding Awards.

4.3

The Board shall have the power to adopt regulation for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Board may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate; provided however, that in the case of amendments adverse to the Holder, the Board must obtain the Holder’s consent to any such amendment, except that such consent shall not be required if, as determined by the Board in its sole discretion, such amendment is required to either (a) comply with Section 409A of the Code or (b) prevent the Holder from being subject to any excise tax or penalty under Section 409A of the Code.

4.4

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Board may allocate all or any portion of its responsibilities and powers to any of its committees or to one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.

5. Shares of Stock Subject to the Plan

5.1

Shares Subject to Plan: Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for the grant of Awards under the Plan shall be equal to the sum of 500,000 shares of Common Stock and any shares of Stock available for future awards under any the Company’s 1996 Stock Plan for Outside Directors, as amended, which shall terminate on the date this Plan becomes effective. Any shares issued hereunder may consist, in whole, or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

5.2	Assumed Plans: Any shares issued by the Company through the assumption or substitution of outstanding grants or shares from an acquired company shall not reduce the shares available under the Plan.

6. Options

Options give a Non-Employee Director the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options granted under the Plan will be Non-Qualified Stock Options and shall be subject to the following terms and conditions:

6.1

Option Grants: Options shall be evidenced by a written Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions or restrictions as the Board shall deem advisable.

(a)

Each Non-Employee Director who is elected or appointed to the Board shall receive, as soon as administratively feasible on or after the date on which the Non-Employee Director takes office, an Option to purchase 15,000 shares of Common Stock.

(b)	Subject to Section 6.1(c), each Non-Employee Director serving as a director on the last business day of the Company’s fiscal year shall receive an Option to purchase 10,000 shares of Common Stock.

(c)

Each Non-Employee Director serving as a director on the last day of the Company’s fiscal year who was initially elected to the Board after the first day of such fiscal year shall receive an Option to purchase shares of Common Stock equal to 10,000 multiplied by a fraction, the numerator of which shall be the number of calendar days that have elapsed between the date of his or her initial election and the last day of the fiscal year (but not to exceed 365), and the denominator of which shall be 365.

(d)	Notwithstanding the foregoing, if, at the time of any grant, there are insufficient shares of Common

Stock reserved under the Director Plan in order to make grants to all Non-Employee Directors then scheduled to receive a grant under this Section 6.2, the Options granted at such time to each Non-Employee Director shall be proportionately adjusted.

6.2

Number of Options: All grants of Options under the Plan shall be automatic and non-discretionary with regard to the number and timing of grants as set forth in this Section, provided however that, the Board, in its sole discretion, may act by board resolution to decrease the number of shares of Common stock in any Award provided for in this Section.

6.3

Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Board, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. Repricing of Options after the date of grant is not permitted.

6.4

Term of Options: An Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

6.5

Vesting of Options: The Option may be subject to such terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual Options, as provided in the Award Agreement may vary. Unless otherwise determined by the Board, no Option shall become exercisable until such Option becomes vested.

6.6

Payment of Option Price: The full price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise; provided however that the Board may permit a Holder to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option and remit as soon as practicable to the Company a sufficient portion of the proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, already-owned shares of Common Stock to the Board, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

7. Stock Appreciation Rights

Stock Appreciation Rights give a Non-Employee Director the right to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the SAR’s Initial Value. SARs granted under the Plan shall be subject to the following terms and conditions.

7.1

SAR Awards: SARs shall be evidenced by a written Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions or restrictions as the Board shall deem advisable.

7.2

Number of SARs: All grants of SARs under the Plan shall be made by the Board. The Board will designate each Non-Employee Director to whom SARs are granted and will specify the number of shares of Common Stock covered by each Award.

7.3

Term of SARs: An Award Agreement shall specify when an SAR may be exercisable and the terms and conditions applicable thereto. The term of an SAR shall in no event be greater than ten years. The SAR shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

7.4

Vesting of SARs: The SAR may be subject to such terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual SARs, as provided in the Award Agreement may vary. Unless otherwise determined by the Board, no SAR shall become exercisable until such SAR becomes vested.

7.5

Exercise of SARs: Subject to the provisions of this Plan and applicable Award Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Award Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.6

Settlement of SARs: In accordance with the Agreement, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to a Non-Employee Director, which shares may be subject to forfeiture during a Restriction Period upon the happening of events or other conditions as specified in the Award Agreement. Such an Award of Restricted Stock shall be subject to the following terms and conditions:

8.1

Restricted Stock shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable. At the time of grant of an Award of Restricted Stock, the Board will determine the price, if any, to be paid by the Holder for each share of Common Stock subject to the Award, and such price, if any, shall be set forth in the Award Agreement.

8.2

Unless otherwise provided by the Board, upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Board shall direct that a certificate of certificates representing that number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s), if any, representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject during the Restriction Period and shall be deposited by the Holder together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

8.3

During the Restriction Period the Holder shall have the right to receive the Holder’s allocable share of any cash dividends declared and paid by the Company on its Common Stock and to vote the shares of Restricted Stock.

8.4

The Board may condition the expiration of the Restriction Period upon the Holder’s continued service over a period of time with the Company or upon any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company. Notwithstanding any provision contained herein to the contrary, the Board, in its dole discretion, may grant Awards of Restricted Stock under this Section 8 that are not subject to any Restriction Period.

8.5

At the end of the Restriction Period, if all such conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Board, and any legend described in Section 8.2 that is then no longer applicable, shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). Subject to Section 4, the Board may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

9. Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of a specified number of shares of Common Stock to a Non-Employee Director, which, upon lapse of a Restriction Period as specified in the applicable Award Agreement, shall entitle the Holder to a share of Common Stock to the following terms and conditions:

9.1	Restricted Stock Units shall be evidences by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable.

9.2

During the Restriction Period the Holder shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units until such time as the shares of Common Stock have been so issued.

9.3

The Board may condition the expiration of the Restriction Period with respect to a grant of Restricted Stock Units upon (i) the Holder’s continued service over a period of time with the Company or (ii) any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company.

9.4

At the end of the Restriction Period, if all such conditions have been satisfied, the Holder shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is now free from restriction and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). The Board may, in its sole discretion, accelerate the vesting of Restricted Stock Units.

10. Changes in Capitalization; Changes of Control; Settlement of Awards

10.1

Adjustment for Changes in Capitalization: In the event of a reorganization, recapitalization, stock split, spin-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Board may include: (a) adjustment of the number and kind of shares which may be delivered under the Plan; (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options; and (d) any other adjustments that the Board determines to be equitable provided, however, that an adjustment of any outstanding Option or SAR must satisfy the requirements of Code section 409A.

10.2	Changes in Control: In the event of a Change of Control of the Company, the Board may, on a Holder by Holder basis, take any of the following actions, either singly or in combination:

(a)	accelerate the vesting of all outstanding Options issued under the Plan that remain unvested and terminate the Option immediately prior to the date of any such transaction;

(b)	fully vest and/or accelerate the Restriction Period of any Awards;

(c)	terminate the Award prior to any such Change of Control;

(d)

cancel and/or redeem any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or for which the Award is subject to forfeiture in exchange for a cash payment of an amount determined by the Board;

(e)	require that the Award be assumed by any successor corporation or that awards for shares of other interests in the Company or any other entity be substituted for such Award; or

(f)

take such other action as the Board shall determine to be reasonable under the circumstances provided, however, that no action shall be taken with respect to any Option or SAR that would create a modification, extension or renewal of such Option or SAR, except as may be permitted in applicable Treasury Regulations.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Board in its sole discretion.

10.3

Limitation on Change of Control Payments: Notwithstanding anything in Section 10.2 above to the contrary, if, with respect to a Holder, the acceleration of the exercisability and/or vesting of an Award or the payment of cash in exchange for all or part of an Award as provided in Section 10.2 above (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Holder has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and/or vesting and the payments to such Holder pursuant to Section 9.2 above shall be reduced to the extent or amount as, in the sole judgment of the Board, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

11. Effective Date, Termination and Amendment

The Plan, when it has been approved by the shareholders of the Company, shall become effective on June 1, 2006. The Plan shall remain in full force and effect until the earlier of June 1, 2016, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time. Termination of the Plan pursuant to this Section 10 shall not affect Awards outstanding under the Plan at the time of termination. Amendments to this Plan shall be subject to shareholder approval to the extent such approval is required by applicable law or applicable requirements of any securities exchange or similar entity.

12. Transferability

Except as otherwise permitted by the Board,

(a)	Awards under the Plan are not transferable except as designated by the Holder by will, by the laws of descent and distribution or by a beneficiary form filed with the Company.

(b)

Awards may be exercised or claimed on behalf of a deceased Holder or other person entitled to benefits under the Plan by the beneficiary of such Holder or other person if the Company has a valid designation of such beneficiary on file, or otherwise by the personal legal representative of such Holder or other person.

13. General Provisions

13.1

No Implied Rights: Nothing in the Plan or any Award granted pursuant to the Plan shall be deemed to create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders. Neither a Holder nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Holder shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the Holder any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for the receipt of such rights.

13.2

Settlement of Awards: The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or combination thereof as the Board shall determine. In lieu of issuing a fraction of a share upon any exercise of an Award, the Company will be entitled to pay to the Holder an amount equal to the fair market value of such fractional share. Satisfaction of any obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Board shall determine. The Board may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents.

13.3

Withholding: Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Board may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Board, it its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Holder, through the surrender of shares of Common Stock which the Holder already owns, or through the surrender of shares of Common Stock to which the Holder is otherwise entitled under the Plan.

13.4

Governing Law: To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

13.5

Award Agreement: An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Holder shall be reflected in such form of written documents as is determined by the Board. A copy of such document shall be provided to the Holder, and the Board may, but need not require that the Holder sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Holder signature is required.

13.6

Application of Code Section 409A: Notwithstanding anything in this Plan to the contrary, the Board shall not permit Holder deferrals or elections unless: (a) such deferrals or elections do not cause this Plan to become a “nonqualified deferred compensation plan” as defined in Section 409A of the Code, or (b) such elections or deferrals are made pursuant and subject to a “nonqualified deferred compensation plan” of the Company that is duly designated by the Board and that is structured to avoid constructive receipt under Section 409A of the Code.

- END OF EXHIBIT 10.1 -

Exhibit 5.1

Opinion of Williams Mullen, P.C.

June 20, 2006

Hibbett Sporting Goods, Inc.

451 Industrial Lane

Birmingham, Alabama 35211

RE: Hibbett Sporting Goods, Inc. 2006 Non-Employee Director Equity Plan Form S-8 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Hibbett Sporting Goods, Inc. (the “Company”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”) of 500,000 shares of Common Stock of Hibbett Sporting Goods, Inc., a Delaware corporation (the “Shares”), issuable under the Hibbett Sporting Goods, Inc. Non-Employee Director Equity Plan (the “Plan”) under a Registration Statement on Form S-8 (the “Registration Statement”) expected to be filed with the Securities and Exchange Commission on June 22, 2006.

We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and, based thereon, we are of the opinion that, when the Shares have been registered under the Act, when the Company has completed the actions being taken in order to permit issuance of the Shares in accordance with the securities laws of the various states where required, and when the Company receives consideration for the Shares in accordance with the provisions of the Plan and the Shares have been issued by the Company as provided under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated under the Act.

Very truly yours,

/s/ Williams Mullen, PC

- END OF EXHIBIT 5.1 -

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hibbett Sporting Goods, Inc:

We consent to the use of our reports dated April 10, 2006, with respect to the consolidated balance sheets of Hibbett Sporting Goods, Inc. and subsidiaries (the Company) as of January 28, 2006 and January 29, 2005, and the related consolidated statements of operations, stockholders’ investment, and cash flows for each of the years in the three-year period ended January 28, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of January 28, 2006 and the effectiveness of internal control over financial reporting as of January 28, 2006, incorporated by reference herein.

/s/ KPMG LLP

Birmingham, Alabama

June 20, 2006

- END OF EXHIBIT 23.1 -

- END -